Exhibit 99.5

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Finward Bancorp, and any amendments thereto, as a person who is about to become a director on Finward Bancorp’s Board of Directors in connection with the merger of Finward Bancorp and Royal Financial, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

October 26, 2021	/s/ Robert W. Youman
Robert W. Youman